  As filed with the Securities and Exchange Commission on December 19, 1996
                                                      REGISTRATION NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             --------------------

                                    FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             --------------------

                               WEEKS CORPORATION
            (Exact name of registrant as specified in its charter)

             GEORGIA                                        58-152522
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                                4497 PARK DRIVE
                            NORCROSS, GEORGIA 30093
  (Address, including zip code, of registrant's principal executive offices)

                    WEEKS CORPORATION INCENTIVE STOCK PLAN
                           (Full title of the plan)

                               A. RAY WEEKS, JR.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               WEEKS CORPORATION
                                4497 PARK DRIVE
                            NORCROSS, GEORGIA 30093
                    (Name and address of agent for service)

                                (770) 923-4076
         (Telephone number, including area code, of agent for service)

                                  COPIES TO:

                              JOHN J. KELLEY III
                                KING & SPALDING
                             191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                                (404) 572-4600


                                                  CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------


                                                                                    Proposed           Proposed
  Title of                                                           Amount          Maximum           Maximum         Amount of
Securities to                                                        to be       Offering Price       Aggregate       Registration
be Registered                                                      Registered     Per Share(1)     Offering Price(1)      Fee

------------------------------------------------------------------------------------------------------------------------------------

Common Stock,
 par value $.01 per share                                        390,000 shares   $ 30.1875         $ 11,773,125         $ 3,568

------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of Common Stock of Weeks Corporation as reported on the New York Stock Exchange on December 18, 1996.


================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Weeks Corporation (the "Company") with the Securities and Exchange Commission (File No. 011-13254) are incorporated herein by reference:

     (i)  Annual Report on Form 10-K for the year ended December 31, 1995;

    (ii)  Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

   (iii)  Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

    (iv)  Quarterly Report on Form 10-Q for the quarter ended September 30,
          1996;

     (v) Current Report on Form 8-K dated August 9, 1996 and filed on August 22, 1996, as amended by Form 8-K/A dated August 9, 1996 and filed on October 18, 1996;

    (vi) Current Report on Form 8-K dated November 1, 1996 and filed on November 6, 1996, as amended by Form 8-K/A dated November 1, 1996 and filed on November 8, 1996;

   (vii) Current Report on Form 8-K, dated November 5, 1996 and filed on November 6, 1996;

  (viii) Current Report on Form 8-K, dated November 7, 1996, and filed on November 12, 1996, as amended by Form 8-K/A dated November 7, 1996 and filed on November 13, 1996; and

    (ix) Registration statement on Form 8-A dated August 12, 1994, registering the Company's Common Stock under Section 12(b) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the shares of Common Stock covered by this Registration Statement has been passed upon for the Company by King & Spalding, Atlanta, Georgia. George D. Busbee, a director of the Company, is of counsel to King & Spalding.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by the Georgia Business Corporation Code (the "GBCC"), the Company's Amended and Restated Articles of Incorporation (the "Articles") provide that a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of duty of care or any other duty as a director, except that such provision shall not eliminate or limit the liability of a director (a) for any appropriation, in violation of his duties, of any business opportunity of the Company, (b) for acts or omissions that involve intentional misconduct or a knowing violation of law, (c) for approving or assenting to unlawful corporate distributions or (d) for any transaction from which the director received an improper personal benefit. The Articles further provide that if the GBCC is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the GBCC, as amended.

     Under Article VI of the Company's Bylaws, the Company is required to indemnify to the fullest extent permitted by the GBCC any individual made a party to a proceeding (as defined in the GBCC) because he is or was a director or officer, against liability (as defined in the GBCC) incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company is required to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if:

     (a) Such person furnishes the Company a written affirmation of his good faith belief that he has met the standard of conduct set forth above; and

     (b) Such person furnishes the Company a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in Article VI of the Company's Bylaws are not exclusive of any other right which any person may have under any statute, provision of the Company's Articles, provision of the Company's Bylaws, agreement, vote of shareholders or disinterested directors or otherwise. The agreement of limited partnership of Weeks Realty, L.P. (the "Partnership Agreement") also provides for indemnification of the Company and its officers and directors so long as they acted in good faith, except that Weeks Realty, L.P. (the "Operating Partnership") shall not indemnify any such person for any intentional misconduct or knowing violation of law or for any transaction for which such person received a personal benefit in violation or breach of any provision of the Partnership Agreement, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners except for matters for which they are not indemnified.

     The Company's directors and officers are insured against losses arising from any claim against them as such for wrongful acts or omissions, subject to certain limitations. The Company's directors and officers are insured against damages from actions and claims incurred in the course of their duties, and the Company is insured against expenses incurred in defending lawsuits arising from certain alleged acts of its directors and officers.

     The Company has entered into indemnification agreements with each of the Company's directors. The indemnification agreements require, among other things, that the Company indemnify its directors to the fullest extent permitted by applicable law as enacted or amended, and advance to directors all reasonable expenses incurred in a proceeding in which the director was made a party because he is or was a director of the Company, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all reasonable expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Company's Bylaws, they provide greater assurance to directors that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the shareholders to eliminate the rights provided thereunder.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.


ITEM 8. EXHIBITS.


EXHIBIT
  NO.                                         DESCRIPTION
-------                                       -----------


 5.1 Opinion of King & Spalding regarding the validity of the securities being registered

23.1       Consent of King & Spalding (included as part of Exhibit 5.1)

23.2       Consent of Arthur Andersen LLP

23.3       Consent of Ernst & Young LLP

24.1       Power of Attorney (included on page 7)

99.1       Amendment to Weeks Corporation Incentive Stock Plan, dated May 21,
           1996


ITEM 9. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3)
                        of the Securities Act of 1933, as amended (the "Securities Act");

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
        Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

     The consolidated and combined financial statements and related financial statement schedule of the Company included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and have been incorporated herein in reliance upon the authority of such firm as experts in giving such reports.

     The combined statement of revenue and certain expenses of the Principal Properties included in the Company's Current Report on Form 8-K dated August 9, 1996 and filed on August 22, 1996, as amended by Form 8-K/A dated August 9, 1996 and filed on October 18, 1996, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been incorporated herein in reliance upon the authority of such firm as experts in giving such report.

     The combined financial statements of Lichtin Properties included in the Company's Current Report on Form 8-K dated November 5, 1996 and filed on November 6, 1996, incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been incorporated herein in reliance upon the authority of such firm as experts in giving such report.

     The combined financial statements of NWI Warehouse Group, included in the Company's Current Report on Form 8-K dated November 1, 1996 and filed on November 6, 1996, as amended by Form 8-K/A dated November 1, 1996 and filed on November 8, 1996, incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as indicated in their report with respect thereto, and have been incorporated herein in reliance upon the authority of such firm as experts in giving such report .

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia on this 19th day of

December, 1996.

                                       WEEKS CORPORATION


                                       By:  /s/ David P. Stockert
                                           ------------------------------------
                                           David P. Stockert
                                           Senior Vice President and
                                           Chief Financial Officer


     We, the undersigned directors and officers of Weeks Corporation, do hereby constitute and appoint A. Ray Weeks, Jr., Thomas D. Senkbeil, Forrest W Robinson and David P. Stockert, and each and any of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable in order to enable Weeks Corporation to comply with the Securities Act of 1933 and any rules, regulations and any requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 19th day of December, 1996.



      SIGNATURE                         TITLE
      ---------                         -----


  /s/ A. Ray Weeks, Jr.
------------------------------------    Chairman of the Board and Chief
A. Ray Weeks, Jr.                       Executive Officer and Director
                                        (Principal Executive Officer)

  /s/ Thomas D. Senkbeil
------------------------------------    Vice Chairman of the Board and Chief
Thomas D. Senkbeil                      Investment Officer and Director


  /s/ Forrest W. Robinson
------------------------------------    President and Director
Forrest W. Robinson


  /s/ John W. Nelley, Jr.
------------------------------------    Executive Vice President
John W. Nelley, Jr.                     and Director


  /s/ David P. Stockert
------------------------------------    Senior Vice President and Chief
David P. Stockert                       Financial Officer (Principal Financial
                                        Officer)

  /s/ Arthur J. Quirk
------------------------------------    Vice President and Controller
Arthur J. Quirk                         (Principal Accounting Officer)


  /s/ Barrington H. Branch
------------------------------------    Director
Barrington H. Branch


  /s/ George D. Busbee
------------------------------------    Director
George D. Busbee


  /s/ Charles R. Eitel
------------------------------------    Director
Charles R. Eitel


  /s/ William O. McCoy
------------------------------------    Director
William O. McCoy

                               INDEX TO EXHIBITS

EXHIBIT                                       DESCRIPTION                                              PAGE
  NO.                                         -----------                                             NUMBER
-------                                                                                               -------

 5.1       Opinion of King & Spalding regarding the validity of the securities being registered

23.1       Consent of King & Spalding (included as part of Exhibit 5.1)

23.2       Consent of Arthur Andersen LLP

23.3       Consent of Ernst & Young LLP

24.1       Power of Attorney (included on page 7)

99.1       Amendment to Weeks Corporation Incentive Stock Plan, dated May 21, 1996